UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Smith & Wesson Holding Corporation
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SMITH & WESSON HOLDING CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
September 21, 2005
     The Annual Meeting of Stockholders of Smith & Wesson Holding Corporation, a Nevada corporation, will be held at 9:00 a.m., on Wednesday, September 21, 2005 at the Ritz-Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona, for the following purposes:
     1. To elect directors.
     2. To ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending April 30, 2006.
     3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.
     These items of business are more fully described in the proxy statement accompanying this Notice.
     Only stockholders of record at the close of business on August 10, 2005 are entitled to notice of and to vote at the meeting.
     All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

Sincerely,

Springfield, Massachusetts	Ann B. Makkiya
August 22, 2005	Secretary

SMITH & WESSON HOLDING CORPORATION
2100 Roosevelt Avenue
Springfield, Massachusetts 01104

PROXY STATEMENT

VOTING AND OTHER MATTERS
General
     The enclosed proxy is solicited on behalf of Smith & Wesson Holding Corporation, a Nevada corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Wednesday, September 21, 2005 at 9:00 a.m., or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at the Ritz-Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona.
     These proxy solicitation materials were first mailed on or about August 23, 2005 to all stockholders entitled to vote at the meeting.
Voting Securities and Voting Rights
     Stockholders of record at the close of business on August 10, 2005, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 32,128,917 shares of our common stock, $0.001 par value per share.
     The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding constitutes a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. Assuming that a quorum is present, the nine persons receiving the largest number of “for” votes of common stock of our company present in person or represented by proxy at the meeting and entitled to vote (a plurality) will be elected directors. The affirmative vote of a majority of the shares of our common stock of our company present in person or represented by proxy at the meeting and entitled to vote is required for the ratification of the appointment of PricewaterhouseCoopers, LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending April 30, 2006.
     Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.
Voting of Proxies
     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted “for” the election of the nominees set forth in this proxy statement and for the ratification of the appointment of PricewaterhouseCoopers, LLP as the independent auditor of our company for the fiscal year ending April 30, 2006.

Revocability of Proxies
     Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.
Solicitation
     We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or telegram, without additional compensation.
Annual Report and Other Matters
     Our 2005 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission, or the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
     We will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended April 30, 2005 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our company’s secretary at our executive offices set forth in this proxy statement.
ELECTION OF DIRECTORS
Nominees
     Our Articles of Incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. Our Articles of Incorporation provide that all directors are elected at each annual meeting of our stockholders for a term of one year and hold office until their successors are elected and qualified.
     A board of nine directors is to be elected at this meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.
     The Board of Directors recommends a vote “for” the nominees listed below.

     The following table sets forth certain information regarding the nominees for directors of our company:

Name	Age	Position
Barry M. Monheit	58	Chairman of the Board
Robert L. Scott	59	Vice Chairman of the Board
Michael L. Golden	51	President, Chief Executive Officer, and Director
Jeffrey D. Buchanan	49	Director
John B. Furman	61	Director
Colton R. Melby	47	Director
James J. Minder	74	Director
Mitchell A. Saltz	52	Director
I. Marie Wadecki	56	Director
     Barry M. Monheit has served as a director of our company since February 2004. From July 1992 until January 1, 2005, Mr. Monheit was associated in various capacities with FTI Consulting, Inc., a multi-disciplined consulting firm listed on the New York Stock Exchange, serving as the President of its Financial Consulting Division from May 1999 through November 2001. Mr. Monheit was a partner with Arthur Andersen & Co. from August 1988 until July 1992, serving as partner-in-charge of its New York Consulting Division and partner-in-charge of its U.S. Bankruptcy and Reorganization Practice.
     Robert L. Scott has served as a director of our company since December 1999. Mr. Scott currently serves as a consultant to our company. Mr. Scott served as President of our company from December 1999 until September 2002; Chairman of our wholly owned subsidiary, Smith & Wesson Corp., from January 2003 through December 5, 2003; and the President of Smith & Wesson Corp. from May 2001 until December 2002. From December 1989 to December 1999, Mr. Scott served as Vice President of Sales and Marketing and later as Vice President of Business Development of Smith & Wesson Corp. prior to its acquisition by our company.
     Michael L. Golden has served as the President and Chief Executive Officer and a director of our company since December 2004. Mr. Golden was employed in various executive positions with the Kohler Company from February 2002 until joining our company, with his most recent position being the President of its Cabinetry Division. Mr. Golden was the President of Sales for the Industrial/Construction Group of the Stanley Works Company from 1999 until 2002; Vice President of Sales for Kohler’s North American Plumbing Group from 1996 until 1998; and Vice President – Sales and Marketing for a division of Black and Decker where he was employed from 1981 until 1996.
     Jeffrey D. Buchanan has served as a director of our company since March 2005. Mr. Buchanan has been a principal of Echo Advisors, Inc., a corporate consulting and advisory firm focusing on mergers, acquisitions, and strategic planning, since February 2005. Mr. Buchanan served as Executive Vice President of Three-Five Systems, Inc., a publicly traded electronic manufacturing services company, from June 1998 until February 2005; as Chief Financial Officer and Treasurer of that company from June 1996 until February 2005; and as Secretary of that company from May 1996 until February 2005. Mr. Buchanan served as Vice President – Finance, Administration, and Legal of that company from June 1996 until July 1998 and as Vice President – Legal and Administration of that company from May 1996 to June 1996. Mr. Buchanan served from June 1986 until May 1996 as a business lawyer with O’Connor, Cavanagh, Anderson, Killingsworth & Beshears. Mr. Buchanan was associated with the international law firm of Davis Wright Tremaine from 1984 to 1986, and he was a senior staff person at Deloitte & Touche from 1982 to 1984.
     John B. Furman has served as a director of our company since April 2004. Mr. Furman is a consultant to public and private companies, with a focus on product commercialization, business transactions, and financial restructurings. Mr. Furman served as President and Chief Executive Officer of GameTech International, a publicly traded company involved in interactive bingo systems, from September 2004 until July 2005. Mr. Furman served as President and Chief Executive Officer and a director of Rural/Metro Corporation, a publicly owned provider of emergency and fire protection services, from August 1998 until January 2000. Mr. Furman was a senior member of the law firm of O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, from January 1983 until August 1998; he was Associate General Counsel of Waste Management, Inc., a New York Stock Exchange-listed provider of waste management services, from May 1977 until December 1983; and Vice President,

Secretary, and General Counsel of the Warner Company, a New York Stock Exchange-listed company involved in industrial mineral extractions and processing, real estate development, and solid and chemical waste management, from November 1973 until April 1977. Mr. Furman is a director of MarineMax, Inc., a New York Stock Exchange-listed company that is the nation’s largest recreational boat dealer.
     Colton R. Melby has served as a director of our company since May 2001. Mr. Melby is a private investor. Mr. Melby served as President and Chief Operating Officer of our company from September 2002 through December 5, 2003. In addition, Mr. Melby served as Executive Vice President of our company from May 2002 until September 2002. Prior to joining our company, Mr. Melby was a strategic investor and independent business consultant. Mr. Melby also served in a number of positions within the aerospace industry, most recently with Metal Form, Inc., a privately held Kent, Washington-based aerospace manufacturing company, where he was President and Chief Executive Officer from 1987 to September 1999.
     James J. Minder has served as a director of our company since May 2001. Mr. Minder has been President of Amherst Consulting Co., LLC, a management consulting firm, since July 1997. From 1976 to 1997, Mr. Minder served as president and Chief Executive Officer of Spectrum Human Services, Inc., a Michigan-based provider of counseling and mental health treatment services for neglected, abused, and developmentally disabled children and families, which Mr. Minder founded in 1976.
     Mitchell A. Saltz has served as a director of our company since October 1998. Mr. Saltz is a private investor. Mr. Saltz served as Chairman of the Board and Chief Executive Officer of our company from February 1998 through December 5, 2003. Mr. Saltz previously was a strategic investor and independent consultant.
     I. Marie Wadecki has served as a director of our company since September 2002. Ms. Wadecki has been the Corporate Budget Director of the McLaren Health Care Corporation, a Michigan-based four hospital health care system, since January 2001. Ms. Wadecki has been with McLaren for more than 30 years, holding positions of increasing responsibility. From January 1996 through December 2000, Ms. Wadecki served as McLaren Regional Medical Center Budget Manager. Ms. Wadecki is a member of both the American College of Healthcare Executives and Hospital Financial Management Association.
     Directors hold office as provided in our Articles of Incorporation. Officers serve at the pleasure of our Board of Directors.
Information Relating to Corporate Governance and the Board of Directors
     Our bylaws authorize our Board of Directors to appoint from among its members one or more committees consisting of one or more directors. Our Board of Directors has created three standing committees: an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Buchanan, Furman, Minder, and Monheit and Ms. Wadecki are independent directors, as “independence” is defined in the rules of the American Stock Exchange, because they have no material relationship with our company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us). Mr. Golden, who is a current employee of our company, is an employee director; and Messrs. Melby, Saltz, and Scott, who are former employees of our company, are non-employee directors.
     Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by the board. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.smith-wesson.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct and Ethics, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or American Stock Exchange regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

     We regularly schedule executive sessions in which independent directors meet without the presence or participation of management. The Chairman of the Board serves as the presiding director of such executive sessions.
     Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including the members of our various board committees, by submitting a letter addressed to the Board of Directors of Smith & Wesson Holding Corporation c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.
The Audit Committee
     The purpose of the Audit Committee is to assist the oversight of our Board of Directors of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors. The Audit Committee also selects the independent certified public accountants to conduct the annual audit of the financial statements of our company; discusses the proposed scope of such audit, reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and votes upon, as appropriate, transactions between us and our directors, officers, and their affiliates.
     The Audit Committee currently consists of Messrs. Buchanan, Furman, and Ms. Wadecki, each of whom is an independent director of our company under the rules of the American Stock Exchange as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that each of Messrs. Buchanan and Furman and Ms. Wadecki, whose backgrounds are detailed above, qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Buchanan serves as the Chairman of the Audit Committee.
The Compensation Committee
     The purpose of the Compensation Committee is to determine and approve, or recommend to the Board of Directors, the compensation of our Chief Executive Officer and our other executive officers, and consider the grant of stock options to our Chief Executive Officer and our other executive officers under our stock option plans. The Compensation Committee currently consists of Messrs. Buchanan, Furman, and Minder, with Mr. Minder serving as Chairman.
The Nominations and Corporate Governance Committee
     The purpose and responsibilities of the Nominations and Corporate Governance Committee include the identification of individuals qualified to become board members, the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company, the oversight of the selection and composition of committees of the Board of Directors, and the oversight of the evaluations of the Board of Directors and management. The Nominations and Corporate Governance Committee currently consists of Messrs. Furman and Minder and Ms. Wadecki. Ms. Wadecki currently chairs the committee.
     The Nominations and Corporate Governance committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s secretary at the address listed herein. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. As discussed above, the members of the Nominations and Corporate Governance Committee are independent, as that term is defined under the rules of the American Stock Exchange.

     Our Board of Directors held a total of 10 meetings during the fiscal year ended April 30, 2005. During the fiscal year ended April 30, 2005, the Audit Committee held five meetings; the Compensation Committee held four meetings; and the Nominations and Corporate Governance Committee held five meetings. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she was a member. We encourage each of our directors to attend each annual meeting of stockholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of the Board of Directors on the same day as our annual meeting of stockholders.
Director Compensation and Other Information
     We pay each non-employee director an annual retainer in the amount of $60,000. The non-executive Chairman of the Board and the non-executive Chairman of the Audit Committee each receives an extra $12,000 per year over the standard outside director compensation, and the non-executive chairs of the Compensation Committee and the Nominations and Corporate Governance Committees each receives an extra $6,000. We also reimburse each non-employee director for travel and related expenses incurred in connection with attendance at Board and committee meetings. Employees who also serve as directors receive no additional compensation for their services as a director.
     Each non-employee director will receive an automatic grant of options to acquire 25,000 shares of our common stock on the date of his or her first appointment or election to our Board of Directors. Each non-employee director also receives an automatic grant of options to purchase 10,000 shares of our common stock at the time of the meeting of our Board of Directors held immediately following each annual meeting of stockholders.

EXECUTIVE COMPENSATION
Summary of Cash and Other Compensation
     The following table sets forth, for the fiscal years ended April 30, 2003, 2004, and 2005, the total compensation for services in all capacities to us and our subsidiaries received by our Chief Executive Officer, our three other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 for the fiscal year ended April 30, 2005, and an officer who left our company in fiscal 2005 whose aggregate cash compensation exceeded $100,000.
SUMMARY COMPENSATION TABLE

				Long Term
				Compensation
				Awards	All
				Securities	Other
	Annual Compensation(1)			Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus ($)(2)	Options (#)(3)	($)
Michael L. Golden(4)	2005	$129,270	$—	—	$55,822	(5)
President and Chief Executive Officer

Roy C. Cuny(6)	2005	$175,540	$—		$75,000	(7)
Former President and Chief	2004	245,264	125,000		353,299	(5)
Executive Officer	2003	102,356	100,000	300,000	25,544	(5)

John A. Kelly(8)	2005	$216,012	$—	—	$—
Chief Financial Officer and	2004	188,212	94,666
Treasurer	2003	180,972	64,062	100,000

Ann B. Makkiya(9)	2005	$106,236	$—	—	$—
Secretary and Corporate	2004	84,240	28,501	—
Counsel	2003	74,772	8,749	25,000

Thomas L. Taylor(10)	2005	$147,471	$—		$111,127	(5)
Vice-President — Marketing

(1)	Certain executive officers also received certain perquisites, the value of which did not exceed the lesser of 10% of the annual salary and bonus or $50,000.

(2)	Bonuses generally are paid after the end of the applicable fiscal year.

(3)	The exercise price of all options granted were equal to or greater than the fair market value of our common stock on the date of grant.

(4)	Mr. Golden became President and Chief Executive Officer of our company in December 2004.

(5)	Reimbursement of relocation and temporary living expenses.

(6)	Mr. Cuny served as President and Chief Executive Officer of our company from December 2003 until November 2004. Mr. Cuny served as the President and Chief Executive Officer of our wholly owned subsidiary, Smith & Wesson Corp., from January 2003 until December 2003 and Vice President of Operations of Smith & Wesson Corp. from October 2002 until January 2003.

(7)	Represents severance payments.

(8)	Mr. Kelly became Chief Financial Officer and Treasurer of our company in February 2004. Mr. Kelly served as Vice President-Finance and Chief Financial Officer of Smith & Wesson Corp. from August 1994 until February 2004.

(9)	Ms. Makkiya became Secretary and Corporate Counsel of our company in February 2004. Ms. Makkiya was previously Corporate Counsel of Smith & Wesson Corp.

(10)	Mr. Taylor became Vice President – Marketing of our company in July 2004.
Option Grants
     The following table sets forth certain information with respect to stock options granted to the named executive officers in the fiscal year ended April 30, 2005.
OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable
	Individual Grants				Value at Assumed
	Number of	Percent of			Annual Rates of
	Securities	Total Options			Stock
	Underlying	Granted to	Exercise		Price Appreciation
	Options	Employees in	Price Per	Expiration	for Option Term(1)
Name	Granted	Fiscal Year	Share	Date	5%	10%
Michael L. Golden	500,000	49.2%	$1.47	12/6/04	$35,000	$70,000

Roy C. Cuny	0	—	—	—	—	—

John A. Kelly	0	—	—	—	—	—

Ann B. Makkiya	25,000	2.4%	$1.43	7/26/04	$1,750	$3,500

Thomas L. Taylor	100,000	9.8%	$1.43	7/26/04	$7,000	$14,000

(1)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.
Option Exercises and Option Holdings
     The following table contains certain information with respect to options held by the named executive officers as April 30, 2005.

FISCAL YEAR-END OPTION VALUES

			Value of Unexercised
	Number of Unexercised		In-the Money Options
	Options at Fiscal Year-End		At Fiscal Year-End(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael L. Golden	0	500,000	$0	$685,000
Roy C. Cuny	125,200	0	$181,540	$0
John A. Kelly	466,667	33,333	$922,667	$55,333
Ann B. Makkiya	16,667	33,333	$27,667	$49,083
Thomas L. Taylor	0	100,000	$0	$141,000

(1)	Calculated based upon the April 30, 2005, American Stock Exchange closing price of $2.84 per share, multiplied by the number of shares held, less the aggregate exercise price for such shares.
Employment Agreement.
     We and Michael Golden are parties to an employment agreement dated as of December 6, 2004 providing for the employment of Mr. Golden as the President and Chief Executive Officer of our company. The employment agreement has an initial term of two years and is subject to renewal for successive one-year periods.
     The employment agreement provides for Mr. Golden to receive an annual base salary of $325,000. The base salary will be reviewed annually by the Compensation Committee of the Board of Directors of our company, and the committee may increase, or recommend that the full board increase, the base salary at the committee’s or the board’s discretion. As part of his compensation package, we granted to Mr. Golden options to purchase 500,000 shares of our common stock at an exercise price equal to the closing price of our common stock on December 6, 2004. The options vest in 100,000 share increments on each of the first five annual anniversaries following the date of grant, provided that no such options will vest after any termination of employment and vested options will be exercisable for 60 days after any termination of employment.
     Under the employment agreement, we provide Mr. Golden with a car allowance of $1,000 per month and Mr. Golden is entitled to participate in any group insurance, pension, retirement, vacation, expense reimbursement and other plans, programs, or benefits as may from time to time be provided to other employees of our company. The agreement contains provisions that prohibit Mr. Golden from competing with our company or soliciting our personnel or employees for a period of 12 months following the termination of his employment with our company.
     The employment agreement provides that either we or Mr. Golden may terminate Mr. Golden’s employment at any time. If we unilaterally terminate Mr. Golden’s employment without cause, Mr. Golden will receive his base salary for the period of one year after such termination, as well as any fringe benefits being received by him at the date of termination. If Mr. Golden’s employment is terminated for reason of disability, death, by him voluntarily, or by us for cause as a result of certain acts committed by Mr. Golden (as set forth in the agreement), he will receive no further compensation under the employment agreement. In addition, upon termination of his employment, Mr. Golden must resign all positions, including any positions on the Board of Directors of our company.
     In the event of a change of control of our company, Mr. Golden may, at his option and upon written notice to us, terminate his employment, unless the change in control has been specifically approved by the Board of Directors and the provisions of the employment agreement remain in full force and effect and Mr. Golden suffers no reduction in his status, duties, authority, and compensation following the change in control. If Mr. Golden terminates his employment due to a change of control not approved by the Board of Directors or following which the employment agreement does not remain in full force and effect or his status, duties, authority, or compensation have been reduced, he will receive his base salary for the period of one year after such termination, as well as any fringe benefits being received by him at the date of termination.

Severance Agreements
     On December 5, 2003, Mitchell A. Saltz and Colton R. Melby resigned as Chairman and Chief Executive Officer and as President and Chief Operating Officer, respectively, of our company and entered into severance agreements with us. The severance agreements provided them with the salary plus certain benefits they were receiving at the time of resignation through December 31, 2004. We also agreed to provide them with an office and secretary at comparable rent as being paid by us in December 2003 for our corporate headquarters office. Messrs. Saltz and Melby also agreed that, in connection with all votes of stockholders of our company on or before December 31, 2005, they would not directly or indirectly cause or permit any shares beneficially owned by either of them to be voted for any person other than the nominees recommended by the Nominations Committee of the Board of Directors of our company and nominated by the Board of Directors. These voting obligations did not apply if either Mr. Saltz or Mr. Melby is not recommended by the Nominations Committee to be nominated to stand for election to the Board of Directors by the stockholders. Our Board of Directors subsequently determined that it was not appropriate to deny Messrs. Saltz and Melby voting rights and restored those rights in March 2004. Mr. Melby also surrendered pre-emptive stock purchase rights previously granted to him.
2001 Employee Stock Purchase Plan
     Our 2001 employee stock purchase plan is designated to encourage stock ownership in our company by our employees, thereby enhancing employee interest in our continued success. The plan was adopted by our Board of Directors in November 2001 and approved by our stockholders in February 2002. Our Board of Directors amended the plan in May 2004. There are 10,000,000 shares of our common stock currently reserved for issuance under the plan. The plan is currently administered by our Board of Directors. Under the plan’s terms, however, the board may appoint a committee to administer the plan. The plan gives broad powers to the board or the committee to administer and interpret the plan.
     The plan permits employees to purchase our common stock at a favorable price and possibly with favorable tax consequences to the participants. All employees of our company or of those subsidiaries designated by the board who are regularly scheduled to work at least 20 hours per week for more than five months per year are eligible to participate in any of the purchase periods of the plan. However, any participant who would own, as determined under the Internal Revenue Code, immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of the stock of our company will not be granted an option under the plan.
     The plan as revised is implemented in a series of successive offering periods, each with a maximum duration of six months. If the fair market value per share of our common stock on any purchase date is less than the fair market value per share on the start date of a six-month offering period, then that offering period will automatically terminate, and a new six-month offering period will begin on the next business day. All participants in the terminated offering will be transferred to the new offering period.
     All eligible employees automatically are participants. Eligible employees may elect to participate in the plan on April 1 or October 1 of each year. Subject to certain limitations determined in accordance with calculations set forth in the plan, a participating employee is granted the right to purchase shares of common stock on the last business day on or before each March 30 and September 30 during which the employee is a participant in the plan. Upon enrollment in the plan, the participant authorizes a payroll deduction, on an after-tax basis, in an amount of not less than 1% and not more than 20% of the participant’s compensation on each payroll date. Payment on the initial purchase date in the first offering period will be a lump-sum payment unless the participant elects otherwise. Unless the participant withdraws from the plan, the participant’s option for the purchase of shares will be exercised automatically on each exercise date, and the maximum number of full shares subject to the option will be purchased for the participant at the applicable exercise price with the accumulated plan contributions then credited to the participant’s account under the plan. The option exercise price per share may not be less than 85% of the lower of the market price on the first day of the offering period or the market price on the exercise date, unless the participant’s entry date is not the first day of the offering period, in which case the exercise price may not be lower than 85% of the greater of the market price on the first day of the offering period or the market price of the common stock on the entry date.

     As required by tax law, no participant may receive an option under the plan for shares that have a fair market value in excess of $25,000 for any calendar year, determined at the time the option is granted. Any funds not used to purchase shares will remain credited to the participant’s bookkeeping account and applied to the purchase of shares of common stock in the next succeeding purchase period. No interest is paid on funds withheld, and those funds are used by our company for general operating purposes.
     No plan contributions or options granted under the plan are assignable or transferable, other than by will or by the laws of descent and distribution or as provided under the plan. During the lifetime of a participant, an option is exercisable only by that participant. The expiration date of the plan will be determined by the board and may be made any time following the close of any six-month exercise period, but may not be longer than 10 years from the date of the grant. If our company dissolves or liquidates, the offering period will terminate immediately prior to the consummation of that action, unless otherwise provided by the board. In the event of a merger or a sale of all or substantially all of our company’s assets, each option under the plan will be assumed or an equivalent option substituted by the successor corporation, unless the board, in its sole discretion, accelerates the date on which the options may be exercised. The unexercised portion of any option granted to an employee under the plan will be automatically terminated immediately upon the termination for any reason, including retirement or death, of the employee’s employment.
     The plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options, and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, or stock dividends.
     The board or the committee may amend, suspend, or terminate the plan at any time, provided that such amendment may not adversely affect the rights of the holder of an option and the plan may not be amended if such amendment would in any way cause rights issued under the plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Internal Revenue Code, or would cause the plan to fail to comply with Rule 16b-3 under the Exchange Act.
     Our stockholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the plan. If any option granted under the plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the plan.
2001 Stock Option Plan
     Our 2001 Stock Option Plan was designed to attract, motivate, and retain, and reward our officers, directors, and independent contractors by providing them with stock options. The eligible persons under the plan are key employees of our company. Eligible persons under the plan include key personnel (including directors and executive officers), consultants, and independent contractors who perform valuable services for us or our subsidiaries. Persons who are employees of or consultants to us or our subsidiaries, other than directors, executive officers, and persons who own 10 percent or more of our common stock, are eligible to receive options granted under the plan.
     The plan may be administered by the Board of Directors or a committee of the board. The Board of Directors or committee determines the persons to receive awards, the type and number of awards to be granted, the vesting and exercisability of the award, and any other conditions to which the award is subject.
     If any change in our common stock occurs through merger, consolidation, reorganization, capitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, adjustments will be made as to the maximum number of shares subject to the plan and the number of shares and exercise price per share of stock subject to outstanding options.
     There were outstanding issued but unexercised options to acquire 1,607,125 shares of our common stock at an average exercise price of $1.14 per share under the 2001 Stock Option Plan as of April 30, 2005. Options granted after October 1, 2004 will be granted under our 2004 Incentive Compensation Plan.

2004 Incentive Compensation Plan
     Our 2004 Incentive Compensation Plan was adopted by our Board of Directors in May 2004 and approved by our stockholders in September 2004. Our 2004 Incentive Compensation Plan is designed to attract, motivate, retain, and reward our executives, employees, officers, directors, and independent contractors by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. Under the 2004 Incentive Compensation Plan, an aggregate number of shares of common stock equal to the lesser of (1) 15% of the shares of our common stock outstanding from time to time or (2) 10,000,000 shares of common stock is available for issuance pursuant to options granted to acquire common stock, the direct granting of restricted common stock and deferred stock, the granting of stock appreciation rights, and the granting of dividend equivalents. The number of available shares will be increased by number of shares with respect to which awards previously granted under the plan are terminated without being exercised, expire, are forfeited or cancelled, do not vest, or are surrendered in payment of any awards or any tax withholding with respect thereto. The plan also provides for adjustment of the number of shares for which awards may be granted, the number of shares subject to outstanding awards, and the applicable exercise price of outstanding awards in the event of any increase or decrease in the number of issued and outstanding shares of our common stock as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, or stock dividends.
     The 2004 Incentive Compensation Plan may be administered by the Board of Directors or a committee of the board. The Board of Directors or committee will determine the persons to receive awards, the type and number of awards to be granted, the vesting and exercisability of the award, and any other conditions to which the award is subject. Awards may be settled in the form of cash, shares of common stock, other awards, or other property in the discretion of the Board of Directors or committee.
     The Board of Directors or committee, in its discretion, may accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration, and, if so provided in the award agreement, vesting will occur automatically in the case of a “change in control” of our company. Upon the occurrence of a change in control, if so provided in the award agreement, stock options and certain stock appreciation rights may be cashed out based on a “change in control price,” which will be the higher of (a) the cash and fair market value of property that is the highest price per share paid in any reorganization, merger, consolidation, liquidation, dissolution, or sale of substantially all of the assets of our company, or (b) the highest fair market value per share at any time during the 60 days before and 60 days after a change in control.
     The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2004 incentive compensation plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Unless terminated earlier by the Board of Directors, the 2004 Incentive Compensation Plan will terminate at such time as no shares of common stock remain available for issuance under the plan and our company has no further rights or obligations with respect to outstanding awards under the plan.
     Non-employee directors will receive an automatic grant of options to acquire 25,000 shares of our common stock on the date of their first appointment or election to our Board of Directors. Our non-employee directors also will receive an automatic grant of options to purchase 10,000 shares of our common stock at the time of the meeting of our Board of Directors held immediately following each annual meeting of stockholders. All of the stock paid as fees to our directors, and each of the options granted to our directors, are granted under our 2004 Incentive Compensation plan.
     There were outstanding issued but unexercised options to acquire 360,000 shares of our common stock at an average exercise price of $1.75 per share under the 2004 Incentive Compensation Plan as of April 30, 2005.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our Stock Option Plan as of April 30, 2005.

	(a) Number of		(c) Number of Securities
	Securities to be		Remaining Available for
	Issued Upon	(b) Weighted	Future Issuance Under
	Exercise of	Average Exercise	Equity Compensation
	Outstanding	Price of Outstanding	Plans (Excluding
	Options, Warrants,	Options, Warrants,	Securities Reflected in
Plan Category	and Rights	and Rights	Column (a))
Equity Compensation Plans Approved by Stockholders	1,967,125	$1.25	9,639,167

Equity Compensation Plans Not Approved by Stockholders	500,000	$1.47	0

Total	2,467,125	$1.30	9,639,167

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Overview and Philosophy
     Our Board of Directors has appointed a Compensation Committee, consisting exclusively of independent directors. The Compensation Committee, as directed by the Board of Directors, determines and approves, or makes recommendations to the Board of Directors with respect to, the compensation of our Chief Executive Officer and other executive officers and considers the grant of stock options to our Chief Executive Officer and other executive officers under our stock option plan. The committee generally reviews base salary levels for executive officers of our company at the beginning of each fiscal year and recommends actual bonuses at the end of each fiscal year based upon our company’s and individual performance. The Compensation Committee held four meetings during fiscal 2005.
     The compensation program for executive officers consists primarily of base salary, performance based bonuses, and long-term incentives in the form of stock options. Executives also participate in other benefit plans, including medical and retirement plans, which generally are available to all regular full-time employees of our company. In addition to or in lieu of stock options, we may compensate our executives with other long-term equity incentives, such as grants of restricted stock.
     Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives. The bonus program is designed to reward individuals for performance based primarily on our financial results, including revenue and profitability, as well as the achievement of personal and corporate objectives that contribute to our long-term success in building stockholder value.
Base Salary and Annual Incentives
     We generally follow a subjective and flexible approach, rather than an objective or formula approach, to compensation. Various factors receive consideration without any particular weighting or emphasis on any one factor. From time to time, however, we follow compensation guidelines to emphasize certain goals.
     Base salaries for executive officers are established relative to our financial performance, experience levels, and comparable positions in similarly sized companies. From time to time, we may use competitive surveys and outside consultants to help determine the relative competitive pay levels. We target base pay at the level required to attract and retain highly qualified executives. In determining salaries, the committee also takes into account individual experience and performance, salary levels relative to other positions within our company, and our specific needs. The committee’s evaluation of the factors described above is subjective, and the committee does not assign a particular weight to any one factor.
     Annual incentive awards are based on our financial performance and the efforts of our executives. Performance is measured based on profitability, revenue, and other financial measures.
Stock Option Grants
     We strongly believe in tying executive rewards directly to our long-term success and increases in stockholder value through grants of stock options. Stock option grants also will enable executives to develop and maintain a significant stock ownership position in our company. The amount of options granted takes into account options previously granted to an individual.
Other Benefits
     Executive officers are eligible to participate in benefit programs maintained for all of our full-time employees. These programs include medical insurance, a qualified defined investment plan, a non-contributory profit sharing plan, and a medical program.

Compensation of the President and Chief Executive Officer
     During fiscal 2005, the committee evaluated the factors described above in determining the base salary and other compensation of Michael Golden, our President and Chief Executive Officer. We have an employment agreement with Mr. Golden. See “Executive Compensation – Employment Agreement.” We paid Mr. Golden a base salary during fiscal 2005 as provided under the employment agreement.
Deductibility of Executive Compensation
     Section 162(m) of the Internal Revenue Code currently limits the deductibility for federal income tax purposes of compensation paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. We may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. Qualifying performance-based compensation is not subject to the deduction limits if certain requirements are met. We do not believe that our compensation arrangements with any of our executive officers will exceed the limits on deductibility during our current fiscal year. We also intend to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m).
     This report has been furnished by the Compensation Committee of our Board of Directors.
James J. Minder, Chairman
Jeffrey D. Buchanan
John B. Furman
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During the fiscal year ended April 30, 2005, our Compensation Committee consisted of Messrs. Buchanan, Minder, and Furman. None of these individuals had any contractual or other relationships with us during the fiscal year except as directors.

REPORT OF THE AUDIT COMMITTEE
     The Board of Directors has appointed an Audit Committee, consisting of three independent directors. All of the members of the Audit Committee are “independent” of our company and management, as independence is defined in applicable rules of the American Stock Exchange and the SEC.
     The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors.
     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.
     In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements with management and the independent auditor. The committee discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditor written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditor the auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor.
     The committee discussed with the independent auditor the overall scope and plans for its audit. The committee met with the independent auditor, with and without management present, to discuss the results of the examinations, and the overall quality of our company’s accounting principles. The committee held five meetings during the fiscal year ended April 30, 2005.
     Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended April 30, 2005 for filing with the SEC.
     Our Board of Directors has amended and restated the charter of the Audit Committee to reflect, among other things, requirements of recently adopted federal legislation, including the Sarbanes-Oxley Act of 2002, new rules adopted by the SEC and amended rules of the American Stock Exchange.
     The report has been furnished by the Audit Committee of our Board of Directors.
Jeffrey D. Buchanan, Chairman
John B. Furman
I. Marie Wadecki

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers, and persons that own more than 10 percent of a registered class of our company’s equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10 percent stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.
     Based solely upon our review of the copies of such forms received by us during the fiscal year ended April 30, 2005, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except that Mr. Buchanan filed a late Form 4 reporting a grant of stock options; Mr. Melby filed a late Form 4 reporting a sale of shares of our common stock; Mr. Scott filed a late Form 4 reporting a sale of shares of our common stock and a late Form 4 reporting the exercise of a warrant to purchase shares of our common stock; and Mr. Taylor filed a late Form 3.

PERFORMANCE GRAPH
     The following line graph compares cumulative total stockholder returns for the three years ended April 30, 2005 for (1) our common stock; (2) the Standard and Poor’s SmallCap 600 Index; (3) Sturm, Ruger and Company, Inc., which is the most direct comparable; and (4) a peer group consisting of Sturm, Ruger and Company, Inc. as well as Armor Holding, Inc.; Ceradyna Inc.; DHB Industries, Inc.; and Mace Security International Inc. The graph assumes an investment of $100 on May 1, 2002. The calculations of cumulative stockholder return on the SmallCap 600, and the peer group include reinvestment of dividends. The calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay any other dividends during the measurement period. The performance shown is not necessarily indicative of future performance.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SMITH & WESSON HLDG CORP., THE S & P SMALLCAP 600 INDEX
AND TWO PEER GROUPS
* $100 invested on 4/30/00 in stock or index-including reinvestment of dividends. Fiscal year ending April 30.
Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the beneficial ownership of our common stock on June 30, 2005, except as indicated, by (1) each director and each named executive officer of our company, (2) all directors and executive officers of our company as a group, and (3) each person known by us to own more than five percent of our common stock.

	Shares Beneficially Owned
Name of Beneficial Owner	Number(1)		Percent(2)
Michael L. Golden	45,400		*
John A. Kelly	479,923	(3)	1.5%
Ann B. Makkiya	27,036	(4)	*
Jeffrey D. Buchanan	33,750	(5)	*
John B. Furman	34,166	(6)	*
Colton R. Melby	7,078,818	(7)	22.0%
James J. Minder	69,166	(8)	*
Barry M. Monheit	473,466	(9)	1.5%
Mitchell A. Saltz	8,352,066	(10)	22.4%
Robert L. Scott	4,659,050	(11)	12.7%
I. Marie Wadecki	19,166	(12)	*

All directors and executive officers as a group (14 persons)	21,343,770		50.1%

*	Less than 1% of the outstanding shares of common stock

(1)	Includes, when applicable, shares owned of record by such person’s minor children and spouse and by other related individuals and entities over whose shares of common stock such person has custody, voting control, or power of disposition. Also includes shares of common stock that the identified person had the right to acquire within 60 days of June 30, 2005 by the exercise of vested stock options and warrants.

(2)	The percentages shown include the shares of common stock that the person will have the right to acquire within 60 days of June 30, 2005. In calculating the percentage of ownership, all shares of common stock which the identified person will have the right to acquire within 60 days of June 30, 2005 upon the exercise of vested stock options and warrants are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other person.

(3)	Includes 466,667 shares of common stock issuable upon exercise of vested stock options.

(4)	Includes 25,001 shares of common stock issuable upon exercise of vested stock options.

(5)	Includes 18,750 shares of common stock issuable upon exercise of vested stock options.

(6)	Includes 19,166 shares of common stock issuable upon exercise of vested stock options.

(7)	Includes 104,166 shares of common stock issuable upon exercise of vested stock options.

(8)	Includes 9,166 shares of common stock issuable upon exercise of vested stock options.

(9)	Includes 19, 166 shares of common stock issuable upon exercise of vested stock options.

(10)	Includes 104,166 shares of common stock issuable upon exercise of vested stock options and 5,000,000 shares issuable upon exercise of a warrant exercisable within 60 days of June 30, 2005. Does not include 275,000 shares owned by Mr. Saltz’ spouse, Sherry L. Noreen, a former director and the former Secretary of our company.

(11)	Includes 4,659,050 shares of common stock issuable upon exercise of a warrant exercisable within 60 days of June 30, 2005.

(12)	Includes 19,166 shares of common stock issuable upon exercise of vested stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     We and Robert L. Scott, a director of our company, are parties to a one-year consulting agreement dated as of February 1, 2005 under which Mr. Scott has agreed to provide consulting services relating to sales, marketing, and special projects. The agreement provides for compensation of $1,500 per month plus a fee of $1,000 for each day that Mr. Scott travels on our business at the request of our Chief Executive Officer.
     In addition, our company has entered into indemnification agreements with each of its directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Nevada law, for certain liabilities to which they may become subject as a result of their affiliation with our company.
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
     Our Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the consolidated financial statements of our company for the fiscal year ending April 30, 2006 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
     The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.
Audit Fees
     The aggregate fees billed to our company by PricewaterhouseCoopers LLP for the fiscal years ended April 30, 2004 and 2005 are as follows:

	2004	2005
Audit Fees	$325,550	$667,400
Audit-Related Fees	$16,500	$87,400
Tax Fees	$118,620	$158,815
All Other Fees	$—	$—

Total	$460,670	$913,615

     Audit services for fiscal 2004 and 2005 consisted of the audit of our consolidated financial statements, the review of our quarterly financial statements, and assistance with the SEC investigation.
     Audited-related services for fiscal 2004 consisted of the Employee Stock Purchase Plan audits. Audit-related services for fiscal 2005 consisted of Employee Stock Purchase Plan audits, matters related to Section 404 of the Sarbanes-Oxley Act of 2002, and SEC compliance matters.
     Tax compliance services for fiscal 2004 and 2005 consisted primarily of federal, state, and local income tax compliance, as well as assistance with Federal Form 1099 reporting requirements and preparation of the Internal Revenue Code Section 382 analysis related to our net operating loss carryforwards.
Audit Committee Pre-Approval Policies
     The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.
     To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent audit to management.
     Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.
     The Audit Committee is discussing approximately $314,000 of the fees billed for fiscal 2005 but received following fiscal 2005. The remainder of the fees for all of the services provided by PricewaterhouseCoopers LLP described above under the captions “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by our Audit Committee pursuant to our Audit Committee’s approval policies.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
     In order to be included in the proxy statement and form of proxy relating to our annual meeting of stockholders to be held during calendar 2006, stockholder proposals that are intended to be presented by stockholders must be received at our principal executive offices (1) not less than 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year’s annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting, and (2) with respect to any other annual meeting of stockholders, on or before the close of the business on the fifteenth day following the date (or the first date, if there be more than one) of public disclosure of the date of such meeting.
     Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2005, except in circumstances where (1) we receive notice of the proposed matter within the time periods described in the paragraph above, and (2) the proponent complies with the other requirements set forth in Rule 14a-4.
OTHER MATTERS
     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.
Dated: August 22, 2005

SMITH & WESSON HOLDING CORPORATION
2005 ANNUAL MEETING OF STOCKHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned stockholder of SMITH & WESSON HOLDING CORPORATION, a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated August 22, 2005, and hereby appoints Barry M. Monheit and Michael L. Golden, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of the Company, to be held on Wednesday, September 21, 2005, at 9:00 a.m., local time, at the Ritz-Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

    This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditor of our Company; and as said proxies deem advisable on such other matters as may come before the meeting.

    A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

☐ Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS:

FOR all nominees listed below ☐        WITHHOLD AUTHORITY to vote for all nominees listed below. ☐        *EXCEPTIONS ☐

Nominees:	Barry M. Monheit, Robert L. Scott, Michael L. Golden, Jeffrey D. Buchanan, John B. Furman, Colton R. Melby, James J. Minder, Mitchell A. Saltz, and I. Marie Wadecki

(INSTRUCTIONS:	To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions —

(Continued and to be signed and dated on the other side.)

2.    Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor of the Company for the fiscal year ending
        April 30, 2006.
☐ FOR                ☐ AGAINST                ☐ ABSTAIN

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

To change your address, please mark this box.    ☐

To include any comments, please mark this box.    ☐

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.

Date

SMITH & WESSON HOLDING CORPORATION 2100 ROOSEVELT AVENUE SPRINGFIELD, MASSACHUSETTS 01104	Share Owner sign here

Co-Owner sign here